EXHIBIT 10.18.1

                                BARCLAYS BANK PLC
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

                                                                  March 10, 2006

American Home Mortgage Acceptance, Inc.
538 Broadhollow Road
Melville, New York  11747

            Re:   Transactions for Mortgage Loans
                  -------------------------------

Ladies and Gentlemen:

            Reference is made to the Master Repurchase Agreement, dated as of March 10, 2006 (the "Master Repurchase Agreement"), by and among BARCLAYS BANK PLC ("Buyer") and AMERICAN HOME MORTGAGE ACCEPTANCE, INC. ("Seller"). Capitalized terms used herein but not defined herein shall have the meanings given in the Master Repurchase Agreement.

            This letter agreement (the "Letter Agreement") sets forth the terms and conditions on which the Buyer may enter into Transactions with the Seller with respect to the whole mortgage loans referenced on Schedule A attached hereto (the "Mortgage Loans"). This Letter Agreement shall be deemed to constitute a part of, and be read together with, the Master Repurchase Agreement. In the event of any inconsistency between the Master Repurchase Agreement and this Letter Agreement, this Letter Agreement shall prevail. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

            In consideration of the willingness of the Buyer to enter into Transactions for the Mortgage Loans, from time to time, the Seller and the Buyer agree as follows:

      1. Mortgage Loans. For all purposes of the Master Repurchase Agreement, all references to Securities and Purchased Securities shall be deemed to include the Mortgage Loans. This Letter Agreement shall apply to any Transaction for Purchased Securities where the Purchased Securities are the Mortgage Loans, without the requirement of any further action or notice being taken by the Buyer or the Seller. The parties hereto acknowledge and agree that the Repurchase Date for any Transaction for Mortgage Loans shall not extend beyond May 10, 2006. The Seller expressly acknowledges and agrees that the Buyer shall not have any obligation to make any future advances under the Mortgage Loans and any requirements under the Mortgage Loans to disburse additional proceeds shall be satisfied solely and exclusively by the Seller.

      2. Definitions.

      (a) The following definitions in Section 2 of the Master Repurchase Agreement are hereby deleted in their entirety and replaced with the language set forth below solely for purposes of any Transaction for the Mortgage Loans:

            "Buyer's Margin Percentage", 102.00%;

            "Market Value", the price at which such Mortgage Loan could readily be sold as determined by Buyer in its good faith discretion, provided that Market Value shall be deemed zero for any Mortgage Loan with respect to which there is a breach of a representation or warranty made by Seller in the Letter Agreement;

            "Pricing Rate", the per annum percentage rate for determination of the Price Differential, which shall equal (a) on the date hereof until and including April 10, 2006, LIBOR plus 0.40%, (b) on and after April 11, 2006, LIBOR plus 1.25% and (c) after the occurrence and during the continuance of an Event of Default on the part of Seller, LIBOR plus 6.00%;

      (b) The following definitions are hereby added to Section 2 of the Master Repurchase Agreement for purposes of any Transaction for the Mortgage Loans:

            "Affiliate" means, with respect to any Person, another Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            "Capital Lease", as applied to any Person or entity, shall mean any lease of any property (whether real, personal or mixed) by that Person or entity as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person or entity.

            "Custodial Agreement" means that custodial agreement, dated as of the date hereof and as further amended, modified or supplemented from time to time, by and among Buyer, Seller and Custodian.

            "Custodian" means the custodian under the Custodial Agreement. The initial custodian is Deutsche Bank National Trust Company.

            "GAAP" means with respect to the financial statements or other financial information of any Person, generally accepted accounting principles in the United States that are in effect from time to time.

            "Guaranty" means that certain Guaranty made by the Guarantor in favor of the Buyer, dated as of the date hereof, as the same may be amended from time to time, which shall be substantially in the form of Schedule C hereof.

            "Guarantor" means American Home Mortgage Investment Corp., or any successors in interest or assigns.


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

            "Electronic Tracking Agreement" means an Electronic Tracking Agreement, dated as of the date hereof, among Buyer, Seller, Mortgage Electronic Registration Systems, Inc. and MERSCORP, Inc., as the same may be amended from time to time.

            "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person;
            (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Leases of such Person; and (f) any of the foregoing types of indebtedness of others guaranteed by such Person (without duplication).

            "LIBOR" means the rate per annum calculated two (2) Business Days prior to each Repurchase Date determined by Buyer on the basis of the offered rate for one month deposits of not less than U.S. $1,000,000, that appears on the date of determination on Dow Jones Market Service Page 3750 as of 11:00 a.m., London time (or such other page as may replace the Dow Jones Market Service Page on that service for the purposes of displaying London interbank offered rates of major banks). All percentages resulting from any calculations of LIBOR referred to in this Letter Agreement shall be rounded up to the nearest multiple of 1/100 of 1% and all U.S. Dollar amounts used in or resulting from such calculations shall be rounded to the next higher cent.

            "Lien" means any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of Seller, or (b) the validity or enforceability of (i) the Master Repurchase Agreement (or any material provision thereof) or (ii) the rights, remedies or interests of Buyer hereunder or thereunder.

            "MERS" means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware or any successor thereto.


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

            "MERS(R) System" means MERSCORP, INC's mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            "Mortgage" means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid, enforceable first lien on, or a first priority ownership interest in an estate in fee simple in, real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

            "Mortgage Note" means a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

            "Mortgaged Property" means the real property securing repayment of the debt evidenced by a Mortgage Note.

            "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust or unincorporated organization or a governmental agency or political subdivision thereof.

            "Price Differential Payment Date" means the seventh business day of each calendar month.

            "Program Documents" means the Master Repurchase Agreement, this Letter Agreement, the Guaranty, the Custodial Agreement and the Electronic Tracking Agreement.

            "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller.

            "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date in effect from time to time in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

      (c) The following definitions in Section 2 of the Master Repurchase Agreement are hereby deleted for purposes of any Transaction for the Mortgage
Loans: "Margin Excess", "Seller's Margin Amount" and "Seller's Margin
Percentage".


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

      3. Margin Excess. Section 4(b) of the Master Repurchase Agreement (and all references to Section 4(b) in any other Section of the Master Repurchase Agreement) are hereby deleted in their entirety.

      4. Purchase Price; Maximum Purchase Price. The Purchase Price with respect to any Transaction for the Mortgage Loans shall be equal to, with respect to each Mortgage Loan, 98% of the lesser of (a) the Market Value of such Mortgage Loan and (b) the outstanding principal balance of such Mortgage Loan, provided that the maximum Purchase Price with respect to all Transactions for the Mortgage Loans shall not exceed $1,000,000,000.

      5. Security Interest. Solely for purposes of any Transaction for the Mortgage Loans, Section 6 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

      (a) Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Mortgage Loans and not loans from Buyer to Seller secured by the Mortgage Loans. However, in order to preserve Buyer's rights under the Master Repurchase Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans, and as security for the performance by Seller of all of Seller's obligations to Buyer under, the Master Repurchase Agreement and the Transactions entered into pursuant to the Master Repurchase Agreement, Seller grants to Buyer a security interest in the Mortgage Loans, the Program Documents (to the extent such Program Documents and the Seller's right thereunder relate to the Mortgage Loans), servicing records, purchase commitments, insurance and guarantees relating to the Mortgage Loans, Mortgage Notes, Mortgages, income, any and all hedges, any and all servicing agreements and any collection accounts and escrow accounts relating to the Mortgage Loans and all cash or other property or amounts on deposit therein and any other general intangibles, instruments, supporting obligations, and other assets relating to the Mortgage Loans or any interest in the Mortgage Loans and the servicing of the Mortgage Loans and any and all replacements or substitutions for, distributions on or proceeds of any and all of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, and together with any other property or interests in which Seller grants a security interest to Buyer, the "Collateral").

      (b) Seller shall pay all fees and expenses associated with perfecting and maintaining Buyer's security interest (and ownership interest) in the Collateral (including the cost of filing financing statements under the Uniform Commercial Code and recording assignments of Mortgage, as and when required by Buyer in its discretion). Seller shall take such further actions as are necessary in order to perfect Buyer's first priority security interest in any hedges.

      6. Payment, Transfer and Custody. Solely for purposes of any Transaction involving Mortgage Loans, Section 7 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

      (a) On the Purchase Date for each Transaction, ownership of the Mortgage Loans shall be transferred to Buyer or its designee (including Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation. Seller, simultaneously with the delivery to Buyer or its designee (including Custodian) of the Mortgage


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

Loans relating to each Transaction, hereby sells, transfers, conveys and assigns to Buyer or its designee (including Custodian) without recourse, but subject to the terms of the Master Repurchase Agreement, all the right, title and interest of Seller in and to the Mortgage Loans together with all right, title and interest in and to the proceeds of any related insurance policies.

      (b) In connection with each sale, transfer, conveyance and assignment, on or prior to each Purchase Date with respect to each Mortgage Loan, Seller shall deliver or cause to be delivered and released to Custodian the following original documents (collectively the "Mortgage File"), pertaining to each of the Mortgage Loans delivered therewith:

                  (i) the original Mortgage Note bearing all intervening
            endorsements (or allonges), endorsed "Pay to the order of ___________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[the Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the Last Endorsee], formerly known as [previous name]");

                  (ii) the original of any guarantee executed in connection with the Mortgage Note (if any);

                  (iii) the original Mortgage with evidence of recording thereon or a copy certified by Seller, its agent or the title company on behalf of Seller that have been sent for recording;

                  (iv) the originals of all assumption, modification,
            consolidation or extension agreements, with evidence of recording thereon or copies certified by Seller, its agent or the title company on behalf of Seller to have been sent for recording, if any;

                  (v) Except with respect to Mortgage Loans registered on MERS, the original assignment of Mortgage in blank for each Mortgage Loan, in form and substance acceptable for recording and signed in the name of the last endorsee thereof (in the event that the Mortgage Loan was acquired by the last endorsee in a merger, the signature must be in the following form: "[the last endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the last endorsee], formerly known as [previous name]");

                  (vi) the originals of all intervening assignments of mortgage with evidence of recording thereon or copies certified by Seller to have been sent for recording (intervening assignments shall not be required for any Mortgage that has been originated in the name of MERS and registered under the MERS System), if any;


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

                  (vii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if any); and

                  (viii) the original mortgagee policy of title insurance, to the extent delivered; and

                  (ix) the original power of attorney, if any, or a copy thereof certified by Seller to have been sent for recording, for any document described above.

      (c) Buyer shall deposit the Mortgage Files representing the Mortgage Loans, or direct that the Mortgage Files be deposited directly, with Custodian. The Mortgage Files shall be maintained in accordance with the Custodial Agreement.

      (d) Any Mortgage Files not delivered to Buyer or its designee (including Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee. The possession of the Mortgage File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Mortgage Loan to Buyer. Seller or its designee (including Custodian) shall release its custody of the Mortgage File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan by Seller.

      7. Representations and Warranties. In addition to the representations and warranties set forth in Section 10 of the Master Repurchase Agreement, but solely for purposes of any Transaction for the Mortgage Loans pursuant to this Letter Agreement, the following shall apply:

      (a) Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Mortgage Loans by Buyer from Seller and as of the date of this Letter Agreement and any Transaction hereunder and at all times while this Letter Agreement and any Transaction for Mortgage Loans hereunder is in full force and effect:

                  (i) Organization. Seller is duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly licensed, qualified, and in good standing in every state where Seller transacts business and in any state where any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller, as the case may be, therein, except where the failure to be so licensed, qualified, and in good standing would not result in a Material Adverse Effect.

                  (ii) No Litigation. There is no action, suit, proceeding,
            arbitration or investigation pending or, to Seller's knowledge, threatened against Seller which, either in any one instance or in the aggregate, is likely to result in any Material Adverse Effect.


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

                  (iii) No Broker. Seller has not dealt with any broker,
            investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Mortgage Loans pursuant to the Master Repurchase Agreement.

                  (iv) Good Title to Collateral. The Mortgage Loans shall be free and clear of any lien, encumbrance or impediment to transfer, and Seller has good, valid and marketable title and the right to sell and transfer such Mortgage Loans to Buyer free and clear of all liens.

                  (v) Delivery of Mortgage File. With respect to each Mortgage
            Loan, the Mortgage Note, the Mortgage, the assignment of Mortgage and any other documents required to be delivered under this Letter Agreement and the Custodial Agreement for the Mortgage Loans have been or will be delivered to Custodian. Seller or its designee is in possession of a complete, true and accurate Mortgage File with respect to the Mortgage Loans, except for such documents that have been delivered to Custodian.

                  (vi) Selection Process. The Purchased Mortgage Loans were
            selected from among the outstanding mortgage loans in Seller's portfolio as to which the representations and warranties set forth in this Letter Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of Buyer.

                  (vii) No Untrue Statements. Neither this Letter Agreement nor any written statement made, or any report or other document issued or delivered or to be issued or delivered by or on behalf of Seller, pursuant to this Letter Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

                  (viii) Origination Practices. The origination practices used by Seller with respect to each Mortgage Loan (A) have been and are in all respects legal and proper in the mortgage origination business and (B) are in accordance with the underwriting guidelines previously supplied by Seller to Buyer.

                  (ix) Performance of Agreement. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Master Repurchase Agreement on its part to be performed.

                  (x) Seller Not Insolvent. Seller is not, and with the passage of time does not expect to become, insolvent.

                  (xi) No Event of Default. No default or Event of Default has occurred and is continuing hereunder.

                  (xii) Financial Condition.


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

                        (A) The consolidated balance sheet of American Home
                  Mortgage Investment Corp. and its respective consolidated Subsidiaries, as at September 30, 2005, and the related consolidated statements of income and of cash flows for the quarter ended on such date, copies of which have heretofore been furnished to Buyer, are complete and correct and present fairly in accordance with GAAP the consolidated or consolidating financial condition of each such Person and its Subsidiaries as at such dates, and the results of their operations and their cash flows for the quarter then ended.

                        (B) All such financial statements, including the related
                  schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

                        (C) Neither American Home Mortgage Investment Corp. nor
                  any of its Subsidiaries had, at the date of the most recent financial statements referred to above, any material guarantee obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment (including any interest rate or foreign currency swap or exchange transaction, or other financial derivative), that is not reflected in the foregoing statements or in the notes thereto.

                  (xiii) No Change. Since September 30, 2005, there has been no development or event, nor any prospective development or event, which has had or is reasonably expected to have a Material Adverse Effect.

                  (xiv) Corporate Power; Compliance with Law. Seller (a) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee, to carry on its business as now being or as proposed to be conducted, to originate, acquire and own Mortgage Loans, to sell and repurchase such Mortgage Loans pursuant to this Agreement, and to make, deliver and perform the Master Repurchase Agreement, and (b) is in compliance in all material respects with all legal requirements (including environmental law and the Real Estate Settlement Procedures Act, the Home Ownership and Equity Protection Act and related state law).

                  (xv) Enforceability. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (xvi) Collateral; Collateral Security.


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


                        (A) If the Transactions are recharacterized as secured
                  financings, the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Collateral.

                        (B) Upon receipt by Custodian of each Mortgage Note,
                  endorsed in blank by a duly authorized officer of Seller, Buyer shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby, and Seller's interest in the related Mortgaged Property.

                        (C) Financing Statements on Form UCC-1 having been filed
                  naming Buyer as "Secured Party" and Seller as "Debtor", and describing the Collateral, the security interests granted hereunder in the Collateral (other than Mortgage Notes) will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

                  (xvii) Taxes. Seller has filed all Federal income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any claims or assessment received by it, except for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been established. No tax lien has been filed against Seller.

                  (xviii) Investment Company Act; Other Regulations. Seller is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (xix) Subsidiaries. Seller has provided to Buyer a true,
            complete and correct schedule of all of its Subsidiaries in existence as of the date hereof.

      (b) Seller represents and warrants to Buyer that each Mortgage Loan sold hereunder and each pool of Mortgage Loans sold in a Transaction hereunder, as of the related Purchase Date, conforms in all material respects to the representations and warranties set forth in Schedule B attached hereto. It is understood and agreed that the representations and warranties set forth in Schedule B hereto, if any, shall survive delivery of the respective Mortgage File to Buyer or its designee (including Custodian).

      (c) On the Purchase Date for any Transaction, Seller shall be deemed to have made all the foregoing representations as of such Purchase Date.

      8. Events of Default. In addition to the Events of Default set forth in
Section 11 of the Master Repurchase Agreement, but solely for purposes of any Transaction for the Mortgage Loans pursuant to this Letter Agreement, the following shall be deemed Events of Default on the part of Seller for all purposes of the Master Repurchase Agreement:


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

                  (i) any governmental, regulatory, or self-regulatory authority takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller or any of its Affiliates, including suspension as an issuer, lender or seller/servicer of mortgage loans, which action results in a Material Adverse Effect, and which continues for more than 24 hours;

                  (ii) Seller dissolves, merges or consolidates with another entity (unless (A) it is the surviving party or (B) the entity into which it merges has equity and a market value of at least that of Seller immediately prior to such merger and such entity expressly assumes its obligations under the Master Repurchase Agreement), or Seller or Guarantor sells, transfers, or otherwise disposes of a material portion of its business or assets, except for the sale or transfer of Mortgage Loans in the ordinary course of business;;

                  (iii) Buyer, in its reasonable good faith judgment, believes that there has been a material adverse change in the business, operations, corporate structure or financial condition of Seller or Guarantor or that Seller or Guarantor will not meet any of its obligations under the Master Repurchase Agreement or any other agreement between the parties;

                  (iv) Guarantor or any of its Subsidiaries shall fail to
            perform or shall violate the Master Repurchase Agreement or any other agreement or instrument between any of them and Buyer or any of its Affiliates and such failure or violation continues unremedied after any applicable grace period therefor, or Guarantor or any of Guarantor 's Subsidiaries shall fail to pay when due or within any applicable grace period therefor any portion of any single obligation constituting Indebtedness of Guarantor or any of Guarantor's Subsidiaries in excess of $2,500,000; or any default or other event shall occur under or with respect to any agreement under which any single obligation constituting Indebtedness of Guarantor or any of Guarantor's Subsidiaries in excess of $2,500,000 was created or is governed, the effect of which is to cause, or to permit the holder or holder of such indebtedness to cause, such indebtedness to become due prior to its stated maturity; or any single obligation constituting indebtedness of Guarantor or any of Guarantor's Subsidiaries in excess of $2,500,000 shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled payment), prior to the stated maturity thereof;

                  (v) A final judgment by any competent court in the United
            States of America for the payment of money in an amount of at least $2,500,000 is rendered against Seller or Guarantor, and the same remains undischarged or unpaid for a period of thirty (30) days during which execution of such judgment is not effectively stayed;

                  (vi) The Master Repurchase Agreement shall for any reason
            cease to create a valid, first priority security interest in any of the Mortgage Loans purported to be covered hereby;


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

                  (vii) any Person or entity or any group (within the meaning of
            Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of Persons and/or entities, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, in one or more transactions, of securities of Seller or Guarantor (or other securities convertible into such securities) representing more than 50% of the combined voting power of all securities of such entity entitled to vote in the election of directors (other than the Person or entities owning such securities on the date of this Letter Agreement or any other Affiliate of Seller); or

                  (viii) Guarantor revokes its status as a REIT or ceases to qualify as a REIT or Seller ceases to qualify as a qualified REIT subsidiary as defined in Section 856 of the Internal Revenue Code; or

                  (ix) any of the events set forth in Section 11 of the Master
            Repurchase Agreement and defined as "Events of Default" shall apply to the Guarantor.

      9. Remedies. In Section 11(d)(i) of the Master Repurchase Agreement, the phrase in the eighth through tenth lines which reads "the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source," is hereby deleted in its entirety with respect to any Transaction for Mortgage Loans and replaced with the following: "the Market Value of the Mortgage Loans". In addition to the foregoing, Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies, and upon the occurrence of one or more Events of Default, the Buyer shall have the right to obtain physical possession of all files of the Seller relating to the Mortgage Loans and all documents relating to the Mortgage Loans which are then or may thereafter come in to the possession of the Seller or any third party acting for the Seller. The Buyer shall be entitled to specific performance of all agreements of the Seller contained in the Master Repurchase Agreement.

      10. Guaranty. On the date hereof, American Home Mortgage Investment Corp. (in such capacity, the "Guarantor") shall deliver to the Buyer the Guaranty of the full and timely payment of the Repurchase Price with respect to any Transaction for the Mortgage Loans.

      11. Indemnification. Seller agrees to hold Buyer harmless from and indemnify Buyer (and its directors, officers, employees and agents) against all liabilities, losses, damages, judgments, reasonably incurred out-of-pocket costs and expenses of any kind that may be imposed on, incurred by or asserted against Buyer (collectively, the "Costs") relating to or arising out of the Transactions for Mortgage Loans or the Master Repurchase Agreement, including reasonable legal costs and settlement costs, except if a court of competent jurisdiction determines by final and nonappealable judgment that such losses, liabilities, claims, damages or expenses result from the gross negligence or willful misconduct of the indemnified party ("Excluded Causes"). Without limiting the generality of the foregoing, Seller agrees to hold

Buyer harmless from and indemnify Buyer against all Costs with respect to all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including ERISA, the Truth in Lending Act, the Home Ownership and Equity Protection Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than Excluded Causes. In any suit, proceeding or action brought by Buyer in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, Seller will save, indemnify and hold Buyer harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse Buyer as and when billed by Buyer for all Buyer's ongoing due diligence and auditing expenses and costs and expenses incurred in connection with the enforcement or the preservation of Buyer's rights under the Master Repurchase Agreement or any Transaction for Mortgage Loans contemplated hereby, including the reasonable fees and disbursements of its counsel and other third party agents. Seller hereby acknowledges that the obligation of Seller hereunder is a recourse obligation of Seller.

      12. Expenses. Seller shall be responsible for (a) all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution, delivery and administration of this Letter Agreement and the Master Repurchase Agreement and any amendment or waiver with respect thereto (including reasonable fees and disbursements and other charges of counsel), (b) all out-of-pocket costs and expenses incurred by Buyer in connection with the enforcement of this Letter Agreement and the Master Repurchase Agreement (including the fees and disbursements and other reasonable charges of counsel) and (c) ongoing due diligence and auditing expenses of Buyer (including reasonable fees and disbursements of third party agents).

      13. Servicing. Seller (directly or through an Affiliate of Seller) shall service the Mortgage Loans in accordance with standards as are customary with other prudent mortgage lenders with respect to mortgage loans similar to the Mortgage Loans and are acceptable to Buyer. In the event that Buyer must liquidate the Mortgage Loans after an Event of Default, Seller acknowledges such Mortgage Loans may be sold on a servicing-released basis and that no servicing termination fee will be payable to Seller or any sub-servicers, if applicable. Any sub-servicer that is not an Affiliate of Seller must be approved by Buyer.

      14. Set-off. In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Seller, upon any amount becoming due and payable (after the expiration of any applicable grace period) by Seller hereunder or under Seller obligations (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), and any other credits, indebtedness or claims, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application.

      15. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

            THE BUYER AND THE SELLER AND GUARANTOR HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

      (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LETTER AGREEMENT AND THE OTHER PROGRAM DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

      (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

      (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN; AND

      (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            THE BUYER AND THE SELLER AND THE GUARANTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, ANY OTHER PROGRAM DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      16. Price Differential Payment Date. The Seller shall pay to the Buyer the accrued and unpaid Price Differential on each Price Differential Payment Date.

      17. Collateral Information. On each Purchase Date (with respect to Mortgage Loans purchased on such date) and by no later than the fifth business day of each month (with respect to all Mortgage Loans subject to Transactions as of the last day of the preceding month), Seller shall deliver to Buyer, either by direct modem electronic transmission or via a computer diskette, information in Excel format with respect to each Mortgage Loan the following data: (i) Seller's loan number, (ii) the Mortgagor's name,
(iii) the address of the Mortgaged Property, (iv) the current interest rate, (v) the original balance, (vi) the current balance as of the most recent paid to date, (vii) the paid to date and the next payment date, (viii) the appraised value of the Mortgaged Property at the time the Mortgage Loan was originated,
(ix) whether the interest rate is fixed or adjustable (and if adjustable, the "ARM" code, that includes the index, adjustment frequency, spread, caps and other terms), (x) the lien position of the Mortgage Loan on the Mortgaged Property, (xi) the occupancy status of the Mortgaged Property (including whether owner occupied), (xii) whether the Mortgage Loan is a balloon Mortgage Loan,
(xiii) the first payment date, (xiv) the maturity date, (xv) the principal and interest payment, (xvi) the property type of the Mortgaged Property, (xvii) the Mortgagor's FICO Score (where available in the Mortgage File), (xviii) the applicable Mortgage Loan grade, (xix) the social security number of the Mortgagor, (xx) the Mortgage Note date, and (xxi) the prepayment penalty and prepayment penalty type, (xxii) the delinquency status and (xxiii) Mortgage Loan purpose (i.e., refinance, cash out refinance, home improvement, debt consolidation) and (xxiv) LNA Flag (y/n). In addition to the above, please include a field for the original combined loan to value ratio (CLTV).

      18. Buyer's Appointment As Attorney-In-Fact.

      (a) The Seller hereby irrevocably constitutes and appoints the Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Seller and in the name of the Seller or in its own name, from time to time in the Buyer's discretion, for the purpose of carrying out the terms of this Letter Agreement and the Master Repurchase Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Letter Agreement and the Master Repurchase Agreement, and, without limiting the generality of the foregoing, the Seller hereby gives the Buyer the power and right, on behalf of the Seller, without assent by, but with notice to, the Seller, if an Event of Default shall have occurred and be continuing, to do the following:

                  (i) in the name of the Seller, or in its own name, or
            otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Buyer for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

                  (iii) (A) to direct any party liable for any payment under any
            Collateral to make payment of any and all moneys due or to become due thereunder directly to the Buyer or as the Buyer shall direct;
            (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral;
            (E) to defend any suit, action or proceeding brought against the Seller with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Buyer were the absolute owner thereof for all purposes, and to do, at the Buyer's option and the Seller's expense, at any time, and from time to time, all acts and things which the Buyer deems necessary to protect, preserve or realize upon the Collateral and the Buyer's Liens thereon and to effect the intent of this Letter Agreement and the Repurchase Agreement, all as fully and effectively as the Seller might do.

      (b) The Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

      (c) The Seller also authorizes the Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 11 of the Master Repurchase Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

      (d) The powers conferred on the Buyer hereunder are solely to protect the Buyer's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

            Please indicate your agreement to the terms and conditions of this Letter Agreement in the space provided below where upon this Letter Agreement shall become a binding agreement between us.

                                          Very truly yours,

                                          BARCLAYS BANK PLC


                                          By:   /s/ Jay Kim
                                             -----------------------------
                                             Name:   Jay Kim
                                             Title:  Managing Director


Accepted and Agreed as of
the date first above written:


AMERICAN HOME MORTGAGE ACCEPTANCE, INC.


By:   /s/ Alan B. Horn
   ----------------------------------
   Name:  Alan B. Horn
   Title: Executive Vice President,
          General Counsel & Secretary

                                                                      Schedule B

                    Representations and Warranties Regarding
                                 Mortgage Loans

      Seller represents and warrants to Buyer that, with respect to each Mortgage Loan sold in a Transaction hereunder, as of the related Purchase Date:

      (a) Mortgage Loans as Described. The information set forth in the schedule of Mortgage Loans attached as schedule A to the Letter Agreement (the "Mortgage Loan Schedule") is complete, true and correct in all material respects and all information included in the Collateral Information previously delivered to the Buyer is complete, true and correct in all material respects.

      "Collateral Information" means the following information with respect to each Mortgage Loan: (i) Seller's loan number, (ii) the Mortgagor's name, (iii) the address of the Mortgaged Property, (iv) the current interest rate, (v) the original balance, (vi) the current balance as of the most recent paid to date,
(vii) the paid to date and the next payment date, (viii) the appraised value of the Mortgaged Property at the time the Mortgage Loan was originated, (ix) whether the interest rate is fixed or adjustable (and if adjustable, the "ARM" code, that includes the index, adjustment frequency, spread, caps and other terms), (x) the lien position of the Mortgage Loan on the Mortgaged Property,
(xi) the occupancy status of the Mortgaged Property (including whether owner occupied), (xii) whether the Mortgage Loan is a balloon Mortgage Loan, (xiii) the first payment date, (xiv) the maturity date, (xv) the principal and interest payment, (xvi) the property type of the Mortgaged Property, (xvii) the Mortgagor's FICO Score (where available in the Mortgage File), (xviii) the applicable Mortgage Loan grade, (xix) the social security number of the Mortgagor, (xx) the Mortgage Note date, and (xxi) the prepayment penalty and prepayment penalty type, (xxii) the delinquency status, (xxiii) Mortgage Loan purpose (i.e., refinance, cash out refinance, home improvement, debt consolidation) and (xxiv) LNA Flag (y/n). In addition to the above, please include a field for the original combined loan to value ratio (CLTV).

      (b) Market Value. The Mortgage Loan does not have a Market Value that is deemed to be zero pursuant to the definition of Market Value.

      (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid and that has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day that precedes by one month the due date of the first installment of principal and interest.


                                 Schedule B - 1

      (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument that has been recorded, if necessary to protect the interests of Buyer and that has been delivered to Buyer or its designee (including Custodian). The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, and which assumption agreement is included in the Mortgage File delivered to Buyer or its designee (including Custodian) and the terms of which are reflected in the Mortgage Loan Schedule and/or Collateral Information.

      (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

      (f) Insurance Policies in Effect. The fire and casualty insurance policy covering the Mortgaged Property (i) affords (and will afford) sufficient insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the Mortgaged Property is an area identified by the Federal Emergency Management Agency as having special flood hazards; (ii) is a standard policy of insurance for the locale where the Mortgaged Property is located, is in full force and effect, and the amount of the insurance is in the amount of the full insurable value of the Mortgaged Property on a replacement cost basis or the unpaid balance of the Mortgage Loans, whichever is less; (iii) names the present owner of the Mortgaged Property as the insured; and (iv) contains a standard mortgagee loss payable clause in favor of Seller. All individual insurance policies with respect to the Mortgage Loan are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming Seller, its successors and assigns, as Mortgagee. All premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance policies at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

      (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including usury, truth-in-lending (including the Home Ownership and Equity Protection Act), real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with, and Seller shall maintain in its possession, available for Buyer's inspection, and shall deliver to Buyer upon demand, evidence of compliance with all such requirements.

      (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released


                                 Schedule B - 2
from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

      (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development and no residence or dwelling is a mobile home or a manufactured dwelling (other than a mobile home or a manufactured dwelling permanently affixed to real property owned by Mortgagor). No portion of the Mortgaged Property is used for commercial purposes.

      (j) Valid First Lien. The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            (i) the lien of current real property taxes and special assessments not yet due and payable;

            (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) that do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

            (iii) in the case of a Mortgaged Property that is a condominium or an individual unit in a planned unit development, liens for common charges permitted by statute; and

            (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

      Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer or its designee (including Custodian).

      (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to the Mortgage Note


                                 Schedule B - 3
and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person or living trust (meeting the requirements of Fannie Mae) who is a party to the Mortgage Note and the Mortgage in an individual or trustee capacity, respectively.

      (l) Payments Current. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan.

      (m) Ownership. Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged except as provided in this Agreement, and Seller has good and marketable title thereto, and has full right to pledge and assign the Mortgage Loan to Buyer or its designee (including Custodian) free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

      (n) Doing Business. All parties that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state; provided, if a warehouse lender that was the assignee of the Mortgage Loans was not authorized to do business in the jurisdiction where the Mortgaged Property is located, the Seller represents and warrants that the financing of the Mortgage Loan by such warehouse lender, the taking an assignment of such Mortgage Loan and the holding of an interest in the Mortgage Loan by the warehouse lender did not constitute doing business in that jurisdiction.

      (o) Loan-to-Value Ratio. No Mortgage Loan has a Loan-to-Value Ratio of more than 100%.

      "Loan-to-Value Ratio" means with respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan at the date of origination and the denominator of which is the lowest of (a) the value of the related Mortgaged Property as set forth in the appraisal of such Mortgaged Property obtained in connection with the origination of such Mortgage Loan or (b) in the case of a Mortgage Loan that is a purchase money mortgage, the purchase price of the Mortgaged Property.

      (p) Title Insurance. The Mortgage Loan is covered by an ALTA mortgage title insurance policy or such other form of policy acceptable to Fannie Mae or Freddie Mac, issued by and constituting the valid and binding obligation of a title insurer generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans and qualified to do business in the jurisdiction where the


                                 Schedule B - 4

Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the case of a Mortgage Loan secured by a first Mortgage, in the original principal amount of the Mortgage Loan. Seller is the sole named insured of such mortgage title insurance policy, the assignment to Buyer or Custodian as assignee of Buyer of Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer or the same has been obtained, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy.

      (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

      (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

      (s) Location of Improvements; No Encroachments. Except as may be expressly noted and considered in the appraisal of the Mortgaged Property, all improvements that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

      (t) Origination. The Mortgage Loan was originated by Seller, an affiliate of Seller. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.

      (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor that would preclude the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

      (v) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire


                                 Schedule B - 5
underwriting certificates, have been made or obtained from the appropriate authorities. The occupancy status of the Mortgaged Property is as was represented by the Mortgagor at the time of origination of the Mortgage Loan.

      (w) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (i) above.

      (x) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

      (aa) Acceptable Investment. Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor (other than the Mortgagor's credit standing) that can reasonably be expected to cause private institutional investors that regularly invest in mortgage loans of the same type as the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment or adversely affect the value or marketability of the Mortgage Loan to other similar institutional investors.

      (bb) Purchase of Mortgage Documents. The Mortgage File and any other documents required by Buyer to be delivered for the Mortgage Loan by Seller under the Letter Agreement have been delivered to Custodian. Seller is in possession of a complete, true and accurate Mortgage File except for such documents the originals of which have been delivered to Buyer or its designee (including Custodian). Each of the documents and instruments included in the Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate and purchase subprime or high loan-to-value mortgage loans. With respect to each Mortgage Loan, the Seller shall segregate and maintain continuous custody and control in secure and fire resistant facilities in accordance with customary standards for such custody of the original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue the same (which may be marked by the title insurance company) and a certified copy of mortgage insurance, if applicable.

      (cc) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Seller's underwriting guidelines.

      (dd) Transfer of Mortgage Loans. The assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

      (ee) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event


                                 Schedule B - 6
that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

      (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor or anyone on behalf of the mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect that may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

      (gg) Consolidation of Future Advances. Any future advances made prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority, as the case may be, by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

      (hh) No Condemnation; Mortgaged Property Undamaged. There is no proceeding pending or, to Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

      (ii) Collection Practices; Escrow Deposits Interest Rate Adjustments. The origination and collection practices used with respect to the Mortgage Loan have been in all respects in accordance with industry custom and practice, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments, all such payments are in the possession of Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. If an escrow of funds has been established, it is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

      (jj) Georgia Mortgage Loan. No Mortgage Loan originated between October 1, 2002 and March 7, 2003 (both inclusive) and secured by a Mortgaged Property located in the State of Georgia is a "home loan" and is either a "covered" or "high cost loan" as defined in the Georgia Fair Lending Act, as amended. No Mortgage Loan originated after March 7, 2003 and secured by a Mortgaged Property located in the State of Georgia is a "home loan" and is a "high cost loan" as defined in the Georgia Fair Lending Act, as amended.


                                 Schedule B - 7

      (kk) Appraisal. The Mortgage File for each Mortgage Loan contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator of the Mortgage Loan, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, other than as an employee of the lender, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

      (ll) Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

      (mm) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

      (nn) Reserved.

      (oo) No Construction Loans. No Mortgage Loan is a construction loan or relates to manufactured housing that is not permanently affixed to real property.

      (pp) Selection by Seller. No Mortgage Loan was selected for inclusion under this Agreement on any basis that was intended to have a material adverse effect on Buyer.

      (qq) Reserved.

      (rr) CERCLA. To the best of Seller's knowledge, no Mortgaged Property was, as of the Purchase Date, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites that are known to contain any hazardous substance or hazardous waste.

      (ss) No Bankruptcy of Mortgagor. None of the Mortgage Loans are subject to a bankruptcy plan.

      (tt) Conformance to Underwriting Standards. Each Mortgage Loan was underwritten in all material respects in accordance with the related Seller's underwriting guidelines supplied to Buyer.

      (uu) Qualified Mortgage. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

      (vv) Reserved.


                                 Schedule B - 8

      (ww) Securitization Standards. The Mortgage Loan conforms to the current standards of securitization (or whole loan sale at market rates for similar performing assets) applicable to similar assets as determined in the reasonable judgment of Buyer.

      (xx) Non-Eligible Mortgage Loans. No Mortgage Loan (w) is classified as a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or "high cost," "threshold," or "predatory" loans under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees), (x) is a "stated income" Mortgage Loan to a Mortgagor with a credit rating of "C" or lower or (y) is a cash-out refinancing secured by a Mortgaged Property located in Texas. None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies. Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

      (yy) Compliance with Anti-Money Laundering Laws. With respect to each Mortgage Loan, Seller has complied with all applicable anti-money laundering laws and regulations, including the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

      (zz) Lost Instrument Affidavits. In the event any Mortgage File contains a lost note affidavit in lieu of a Mortgage Note, such lost note affidavit, when assigned, will be sufficient to effect the transfer of title to the related Mortgage Loan, without the need for a judicial proceeding, administrative action, court or regulatory order, or similar action or order.

It is understood and agreed that the representations and warranties set forth in this Schedule B shall survive each Purchase date and delivery of the respective Mortgage Files to Custodian on behalf of Buyer.


                                 Schedule B - 9